AMENDMENT

AMENDMENT made as of December 21, 2010 to that certain Amended and Restated Transfer Agency and Service Agreement made as of May 29,2007 (the "TA Agreement"), between each of the investment companies listed in Exhibit A hereto including any series thereof (the "Fund") and Prudential Mutual Fund Services LLC ("PMFS"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the TA Agreement.

WHEREAS, the parties wish to amend the TA Agreement to add certain funds and or series thereof as parties to the TA Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Exhibit A of the TA Agreement shall be amended as set forth in this Amendment, attached hereto and made a part hereof.

2. Each party represents to the other that this Amendment has been duly executed.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4. This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit A hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the TA Agreement shall be a reference to the TA Agreement as amended hereby. Except as amended hereby, the TA Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and PMFS have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON EXHIBIT A HERETO

By:     /s/ Scott E. Benjamin

     Scott E. Benjamin
Title:     Vice President

PRUDENTIAL MUTUAL FUND SERVICES LLC

By:     /s/ Hansjerg P. Schlenker

     Hansjerg P. Schlenker
Title:     Vice President

EXHIBIT A

FUNDS AND PORTFOLIOS

Effective December 21, 2010

Prudential Global Total Return Fund, Inc.

Prudential High Yield Fund, Inc.
Prudential Investment Portfolios, Inc.
     Prudential Asset Allocation Fund
     Prudential Conservative Allocation Fund
     Prudential Growth Allocation Fund
     Prudential Jennison Growth Fund
     Prudential Jennison Equity Opportunity Fund
     Prudential Moderate Allocation Fund
Prudential Investment Portfolios 2
     Prudential Core Short-Term Bond Fund
     Prudential Core Taxable Money Market Fund
Prudential Investment Portfolios 3
     Prudential Jennison Select Growth Fund
     Prudential Strategic Value Fund

     Prudential Jennison Market Neutral Fund

     Prudential Real Assets Fund
          Prudential Real Assets Subsidiary, Ltd.

Prudential Investment Portfolios 4
     Prudential Muni High Income Fund
Prudential Investment Portfolios 5
     Prudential Jennison Conservative Growth Fund
     Prudential Small-Cap Value Fund
Prudential Investment Portfolios 6
     Prudential California Muni Income Fund
Prudential Investment Portfolios 7

Prudential Jennison Value Fund

Prudential Investment Portfolios 8
     Prudential Stock Index Fund
Prudential Investment Portfolios 9

Prudential Large-Cap Core Equity Fund

Prudential International Real Estate Fund

Prudential Absolute Return Bond Fund

Prudential Investment Portfolios 10, Inc.

Prudential Jennison Equity Income Fund

Prudential Mid-Cap Value Fund

Prudential Investment Portfolios 11
     Prudential Government Securities Money Market Fund

Prudential Investment Portfolios 12

Prudential Global Real Estate Fund

Prudential US Real Estate Fund

Prudential Investment Portfolios 14
     Prudential Government Income Fund

     Prudential Floating Rate Income Fund

Prudential Jennison 20/20 Focus Fund
Prudential Jennison Blend Fund, Inc.
Prudential Jennison Mid-Cap Growth Fund, Inc.
Prudential Jennison Natural Resources Fund, Inc.
Prudential Jennison Small Company Fund, Inc.
Prudential Money Mart Assets, Inc.
Prudential National Muni Fund, Inc.
Prudential Sector Funds, Inc.
     Prudential Financial Services Fund
     Prudential Jennison Health Sciences Fund
     Prudential Jennison Utility Fund
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Small-Cap Core Equity Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential World Fund, Inc.
     Prudential International Equity Fund

     Prudential International Value Fund
     Prudential Emerging Markets Debt Local Currency Fund

The Prudential Variable Contract Accounts-2

The Prudential Variable Contract Account-10
The Prudential Variable Contract Account-11

Target Funds

Target Asset Allocation Funds
     Target Conservative Allocation Fund
     Target Growth Allocation Fund
     Target Moderate Allocation Fund

The Target Portfolio Trust

     Intermediate-Term Bond Portfolio
     International Equity Portfolio
     Large Capitalization Growth Portfolio
     Large Capitalization Value Portfolio
     Mortgage Backed Securities Portfolio
     Small Capitalization Growth Portfolio
     Small Capitalization Value Portfolio
     Total Return Bond Portfolio
     U.S. Government Money Market Portfolio

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio
AST Aggressive Asset Allocation Portfolio

AST AllianceBernstein Core Value Portfolio

AST AllianceBernstein Growth and Income Portfolio

AST American Century Income & Growth Portfolio

AST Balanced Asset Allocation Portfolio

AST Bond Portfolio 2015

AST Bond Portfolio 2016

AST Bond Portfolio 2017

AST Bond Portfolio 2018

AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Capital Growth Asset Allocation Portfolio

AST CLS Growth Asset Allocation Portfolio
AST CLS Moderate Asset Allocation Portfolio
AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio

AST First Trust Balanced Target Portfolio

AST First Trust Capital Appreciation Target Portfolio

AST Global Real Estate Portfolio

AST Goldman Sachs Concentrated Growth Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Small-Cap Value Portfolio

AST High Yield Portfolio

AST Horizon Growth Asset Allocation Portfolio

AST Horizon Moderate Asset Allocation Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio

AST Jennison Large Cap Growth Portfolio

AST Jennison Large Cap Value Portfolio

AST JPMorgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio

AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio

AST Marsico Capital Growth Portfolio

AST Mid-Cap Value Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Money Market Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST Neuberger Berman Small-Cap Growth Portfolio

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio

AST QMA US Equity Alpha Portfolio
AST Schroders Multi-Asset World Strategies Portfolio
AST Small Cap Growth Portfolio
AST Small Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio

AST Value Portfolio

AST Western Asset Core Plus Bond Portfolio

The Prudential Series Fund
     Conservative Balanced Portfolio
     Diversified Bond Portfolio
     Equity Portfolio
     Flexible Managed Portfolio
     Global Portfolio
     Government Income Portfolio
     High Yield Bond Portfolio

Jennison 20/20 Focus Portfolio

     Jennison Portfolio
     Money Market Portfolio
     Natural Resources Portfolio
     Small Capitalization Stock Portfolio
     Stock Index Portfolio
     Value Portfolio
     SP Davis Value Portfolio
     SP Growth Asset Allocation Portfolio
     SP International Growth Portfolio
     SP International Value Portfolio
     SP Mid-Cap Growth Portfolio
     SP Prudential U.S. Emerging Growth Portfolio
     SP Small Cap Value Portfolio
     SP Strategic Partners Focused Growth Portfolio

Prudential’s Gibraltar Fund, Inc.

End of Exhibit A

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